Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

USA: Porter LeVay & Rose
Michael Porter
212-564-4700
UK: Bankside Consultants
Steve Liebmann or Susan Scott
+44 (0)20 7367 8888

UTEK Corporation Acquires Knowledge Express Data Systems

A leading Technology Transfer and Business Development IP Information Service

Plant City, FL & King of Prussia, PA — (Business Wire) — July 11, 2005 — UTEK Corporation (AMEX: UTK; LSE-AIM: UTKA), an innovative technology transfer company, today announced that it has acquired all of the assets of Knowledge Express Data Systems.

Knowledge Express Data Systems, founded in 1991, offers subscription access to a comprehensive information platform combining business development and technology resources with expert search and report generation. Knowledge Express is used by technology transfer, intellectual property, licensing and business development professionals in universities, corporations and government agencies. Knowledge Express provides user-friendly, comprehensive coverage of agreements, corporate profiles, clinical trials, licensing deals, drug pipelines, drug sales, licensable technologies, patents, royalty rates and more.

William V. Colihan, President of Knowledge Express stated, “Over the last decade Knowledge Express has gained a reputation as the premier, intellectual property information service in the technology transfer and business development industry, and we clearly are synergistic with UTEK Corporation. We are very proud to become part of UTEK and look forward to providing additional benefits to our many subscribers in more than 25 countries.”

Clifford M. Gross, Ph.D., CEO of UTEK commented: “We are very pleased to acquire Knowledge Express and to appoint Mr. Colihan as President of UTEK’s Information Services division. We are also pleased to add his entire experienced team to our staff. We believe that Knowledge Express will compliment and expand the data services currently offered by UTEK’s TechEx, UVentures and Pharma-Transfer businesses. More than 40 universities and many other organizations rely on Knowledge Express’ tools to assist them in their technology transfer efforts. Our plan is to combine UTEK’s current information services businesses within the Knowledge Express facility in King of Prussia, Pennsylvania.”

The transaction was structured as an asset purchase.

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com. For information about Knowledge Express, please visit its website at www.knowledgeexpress.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK, and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it is related to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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